UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2015

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Wacker Drive, Suite 800, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2015, Golub Capital BDC 2010-1 LLC (the “2010 Issuer”), an indirect subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the $350.0 million term debt securitization completed on July 16, 2010, as previously amended on February 15, 2013 (the “2010 Debt Securitization”).

The Amendment amended the 2010 Debt Securitization to, among other things, (a) extend the reinvestment period two years to July 20, 2017, (b) make certain modifications for purposes of compliance with the loan securitization exclusion of the Volcker Rule and (c) modify the computation of the weighted average life test which relates to the loans securing the notes in the 2010 Debt Securitization.

As previously disclosed, the Class A and Class B notes offered in the 2010 Debt Securitization are issued by and are secured obligations of the 2010 Issuer. The pool of loans in the 2010 Debt Securitization must meet certain requirements, including asset mix and concentration, collateral coverage, term, agency rating, minimum coupon, minimum spread and sector diversity requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Supplemental Indenture No. 2, dated as of June 25, 2015, by and between Golub Capital BDC 2010-1 LLC and U.S. Bank National Association, as trustee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: June 26, 2015	By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

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